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                                                                     EXHIBIT 7.6


                               VOTING AGREEMENT


     This Voting Agreement ("Agreement") is made this 17th day of December 17, 1997 among Baxter Healthcare Corporation, a Delaware corporation ("Baxter"), Lindsay A. Rosenwald, M.D., an individual ("Rosenwald"), Paramount Capital Asset Management Inc., a Delaware corporation ("Paramount"), Donald Drapkin, an individual ("Drapkin"), Richard L. Dunning, an individual ("Dunning"), Laurence
D. Fink, an individual ("Fink"), and Eric A. Rose, an individual ("Rose"), and any other signatory set forth on the signature page hereto (collectively, the "Stockholders").

     WHEREAS, the Stockholders each hold shares of the common stock (the "Stock") of VIMRx Pharmaceuticals Inc., a Delaware corporation (the "Company") or options to acquire Stock; and

     WHEREAS, as a condition to Baxter's agreement to sell its immunotherapy business relating to certain ex vivo cell therapy to the Company (the "Sale"), and as an inducement for Baxter to enter into the Asset Purchase Agreement, dated as of October 10, 1997 (the "Asset Purchase Agreement") among the Company, Baxter, and BIT Acquistion Corp., a Delaware corporation ("Newco"), the Stockholders and Baxter have agreed to enter into this Agreement, to be specifically enforceable against each of them, pursuant to which they agree to vote their shares of the Stock in the manner and for the purpose specified herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein,, the Stockholders and Baxter hereby agree as follows:

     1. Voting Agreement. (a) Each of the Stockholders hereby agrees to vote all of the Stock beneficially owned, directly or indirectly, by him or it (and all Stock issued pursuant to the exercise of stock options) in favor of the Baxter nominated director in connection with Baxter's right to nominate a director to the VIMRx Board of Directors pursuant to Section 6.2(E) of the Asset Purchase Agreement; provided, however, that nothing contained herein shall prevent any Stockholder from transferring, selling or otherwise disposing of Stock held by such Stockholder provided any such transferee agrees in a written instrument satisfactory to Baxter to be bound by the terms hereof; and further provided, that the obligations of such transferee shall be void as to any transferee purchasing Stock pursuant to Rule 144 or a registered offering under the Securities Act of 1933. It is expressly understood and agreed by each of the Stockholders and Baxter that this Agreement is intended to, and does hereby, create and constitute a voting agreement within the meaning of Section 218(c) of the General Corporation Law of the State of Delaware, as amended, and not a voting trust agreement under Section 218(a) thereof.

          (b) Baxter hereby agrees to vote all of the Stock beneficially owned, directly or indirectly, by it in favor of the nominees for director recommended by VIMRx's Nominating Committee (or by a majority of the Board of Directors if there is no Nominating Committee); provided, that nothing contained herein shall require Baxter to refrain from voting its Stock in favor of the Baxter nominated director; and provided further, that nothing contained herein shall prevent Baxter from transferring, selling or otherwise disposing of Stock held by Baxter provided any such transferee agrees in a written instrument satisfactory to VIMRx to be bound by the terms hereof; and further provided, that the obligations of such transferee shall be void as to any transferee purchasing Stock pursuant to Rule 144 or a registered offering under the Securities Act of 1933.

     2. Irrevocable Proxy. (a) In order to secure each Stockholder's obligation to vote his or its Stock and other voting securities of the Company in accordance with the provisions of Section 1(a), each Stockholder (other than Baxter) hereby appoints Baxter (the "Proxy") as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his or its Stock and other voting securities of the Company as expressly provided for in
Section 1(a). The Proxy may exercise the irrevocable proxy granted to it hereunder at any time any party fails to comply with the provisions of this Agreement. The proxies and powers granted by each Stockholder pursuant to this
Section 2 are coupled with an interest and are given to secure the performance of the Stockholder's obligations under this Agreement. Such proxies and powers will be irrevocable with respect to the matters set forth in Section 1 for the term set forth in Section 5, and, with respect to any individual, will survive the death, incompetency and disability of such Stockholder.

          (b) In order to secure Baxter's obligations to vote its Stock and other voting securities of the Company in accordance with the provisions of
Section 1(b), Baxter hereby appoints the Chief Executive Officer of VIMRx (the "Baxter Proxy") as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of Baxter's Stock and other voting securities of the Company as expressly provided for in Section 1(b). The Baxter Proxy may exercise the irrevocable proxy granted to him hereunder at any time Baxter fails to comply with the provisions of this Agreement. The proxy and powers granted by Baxter pursuant to this Section 2 are coupled with an interest and is given to secure the performance of Baxter's obligations under this Agreement. Such proxy and powers will be irrevocable with respect to the matters set forth in Section 1 for the term set forth in Section 5.

     3. Representations of the Parties. Each party to this Agreement hereby represents and warrants to each of the other parties that (a) he or it owns and has the right to vote the number of shares of the Stock set forth opposite his name on Exhibit A attached hereto, (b) he or it has full power to enter into this Agreement, and (c) he or it is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no party will grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement, regardless of any investigation made by any party.

     4. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     5. Term. This Agreement shall remain in effect so long as Baxter shall continue to own at least 3% of the shares of Stock of the Company, as adjusted for any additional shares of Stock issued by the Company following the date of this Agreement, and Baxter's obligations hereunder shall continue so long as Baxter's representative (if Baxter shall have chosen to designate one) shall retain a seat on the VIMRx Board of Directors.

     6. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

     7.  General Provisions.

     (a) All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. Nothing contained herein shall prevent any of the parties hereto from assigning their rights hereunder.

     (b) This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument. The parties hereto agree that facsimile transmissions of original signatures shall constitute and be accepted as original signatures.

     (c) If any provision of this Agreement shall be declared void or unenforceable by any court or administrative board of competent

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jurisdiction, such provision shall be deemed to have been severed from the remainder of this Agreement and this Agreement shall continue in all respects to be valid and enforceable.

     (d) No waiver of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

     (e) Whenever the context of this Agreement shall so require, the use of the singular number shall include the plural and the use of any gender shall include all genders.

     (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law; however, any action or proceeding relating to this Agreement shall be brought only in and decided by the federal or state courts in Delaware, such courts being a proper forum in which to adjudicate such action or proceeding, and each party hereby waives any claim of inconvenient forum.

     (g) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party.

     IN WITNESS WHEREOF, Baxter and each of the Stockholders has executed this Agreement as of the date first written above.


                                       BAXTER HEALTHCARE CORPORATION

                                       BY: /s/ Victor W. Schmitt
                                          ---------------------------------

                                       Name: Victor W. Schmitt
                                            -------------------------------

                                       Its: President, Venture Management
                                           --------------------------------


                                       VIMRx PHARMACEUTICALS INC.

                                       By: /s/ Richard L. Dunning
                                          ---------------------------------

                                       Name: Richard L. Dunning
                                            -------------------------------

                                       Its: President & CEO
                                           --------------------------------


                                       LINDSAY A. ROSENWALD, M.D.

                                       /s/ Lindsay A. Rosenwald, M.D.
                                       ------------------------------------


                                       PARAMOUNT CAPITAL ASSET MANAGEMENT INC.

                                       By: /s/ Lindsay A. Rosenwald
                                          ---------------------------------

                                       Name: Lindsay A. Rosenwald
                                            -------------------------------

                                       Its: President
                                           --------------------------------

                                          DONALD DRAPKIN

                                          /s/  Donald Drapkin
                                          ---------------------------------


                                          RICHARD DUNNING

                                          /s/  Richard Dunning
                                          ---------------------------------


                                          LAURENCE D. FINK

                                          /s/  Laurence D. Fink
                                          ---------------------------------


                                          ERIC A. ROSE, M.D.

                                          /s/  Eric A. Rose, M.D.
                                          ---------------------------------

                                   EXHIBIT A

                                            NUMBER OF SHARES OF VIMRx
                                            STOCK THAT STOCKHOLDER HAS
STOCKHOLDER                                 RIGHT TO VOTE
-----------                                 --------------------------
BAXTER HEALTHCARE CORPORATION               11,000,000

LINDSAY A. ROSENWALD, M.D.                  50,000

PARAMOUNT CAPITAL ASSET
MANAGEMENT INC.                             3,666,666

DONALD DRAPKIN                              150,000

RICHARD L. DUNNING                          3,595

LAURENCE D. FINK                            433,333

ERIC A. ROSE                                328,400


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